Exhibit 99.1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

February 24, 2015

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2015 SECOND QUARTER
RESULTS AND PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, February 24, 2015 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the second quarter ended January 24, 2015.

The Company reported:

•
Contract revenues of $441.1 million for the quarter ended January 24, 2015, compared to $390.5 million for the quarter ended January 25, 2014. Contract revenues for the quarter ended January 24, 2015 grew 10.5% on an organic basis after excluding revenues from businesses acquired that were not owned for the full period in both the current and the prior year periods. Total revenues from these businesses acquired were $9.5 million for the quarter ended January 24, 2015.

•	Adjusted EBITDA - Non-GAAP of $47.6 million, or 10.8% of revenue, for the quarter ended January 24, 2015, compared to $28.2 million, or 7.2% of revenue, for the quarter ended January 25, 2014.

•
Net income of $9.4 million, or $0.27 per common share diluted, for the quarter ended January 24, 2015, compared to a net loss of $3.1 million, or $0.09 loss per common share, for the quarter ended January 25, 2014.

The Company also reported:

•
Contract revenues of $951.5 million for the six months ended January 24, 2015, compared to $903.2 million for the six months ended January 25, 2014. Contract revenues for the six months ended January 24, 2015 grew 3.2% on an organic basis after excluding revenues from businesses acquired that were not owned for the full period in both the current and the prior year periods. Total revenues from these businesses acquired were $19.6 million for the six months ended January 24, 2015.

•	Adjusted EBITDA - Non-GAAP of $114.0 million, or 12.0% of revenue, for the six months ended January 24, 2015, compared to $91.4 million, or 10.1% of revenue, for the six months ended January 25, 2014.

•
Net income of $30.2 million, or $0.86 per common share diluted, for the six months ended January 24, 2015, compared to $15.6 million, or $0.45 per common share diluted, for the six months ended January 25, 2014.

The Company also announced its outlook for the third quarter of fiscal 2015. The Company currently expects total revenue for the third quarter of fiscal 2015 to range from $455 million to $475 million and diluted earnings per share to range from $0.33 to $0.40.

The Company has defined Adjusted EBITDA - Non-GAAP as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. See the accompanying table which presents a reconciliation of GAAP to Non-GAAP financial information.
A conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Wednesday, February 25, 2015; call (800) 230-1092 (United States) or (612) 234-9959 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call, along with related materials, will be available at http://www.dycomind.com under the heading “Events.” The conference call materials will be available at approximately 7:00 a.m. (ET) on February 25, 2015. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the conference call materials will be available at http://www.dycomind.com until Friday, March 27, 2015.
For additional detail on selected financial information including organic revenue, customer metrics, and certain other selected financial data and Non-GAAP measures, please refer to the Trend Schedule on Dycom’s website at http://www.dycomind.com in the Investor Center. The Trend Schedule will be available at approximately 7:00 a.m. (ET) on February 25, 2015.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that the presentation of certain Non-GAAP financial measures in this press release provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period with the Company’s performance in the comparable prior-year period. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Fiscal 2015 second quarter results are preliminary and are unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, preliminary purchase price allocations of businesses acquired, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS January 24, 2015 and July 26, 2014 Unaudited

	January 24, 2015	July 26, 2014
ASSETS	(Dollars in thousands)
Current assets:
Cash and equivalents	$18,428	$20,672
Accounts receivable, net	267,286	272,741
Costs and estimated earnings in excess of billings	212,314	230,569
Inventories	43,768	49,095
Deferred tax assets, net	18,732	19,932
Other current assets	23,837	12,727
Total current assets	584,365	605,736

Property and equipment, net	207,148	205,413
Goodwill	269,465	269,088
Intangible assets, net	114,173	116,116
Other	18,382	16,001
Total non-current assets	609,168	606,618
Total assets	$1,193,533	$1,212,354

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$52,114	$63,318
Current portion of debt	12,500	10,938
Billings in excess of costs and estimated earnings	16,422	13,882
Accrued insurance claims	34,185	32,260
Other accrued liabilities	62,991	76,134
Total current liabilities	178,212	196,532

Long-term debt	421,418	446,863
Accrued insurance claims	38,348	33,782
Deferred tax liabilities, net non-current	45,596	45,361
Other liabilities	5,051	4,882
Total liabilities	688,625	727,420

Total stockholders' equity	504,908	484,934
Total liabilities and stockholders' equity	$1,193,533	$1,212,354

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Unaudited

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	January 24, 2015	January 25, 2014	January 24, 2015	January 25, 2014
	(Dollars in thousands, except per share amounts)

Contract revenues	$441,081	$390,518	$951,470	$903,238

Costs of earned revenues, excluding depreciation and amortization	355,429	327,353	758,898	737,472
General and administrative expenses (a)	41,815	38,562	86,511	81,637
Depreciation and amortization	23,264	23,435	46,193	46,987
Total	420,508	389,350	891,602	866,096

Interest expense, net	(6,730)	(6,800)	(13,480)	(13,686)
Other income, net	1,735	595	3,530	2,607
Income (loss) before income taxes	15,578	(5,037)	49,918	26,063

Provision (benefit) for income taxes	6,146	(1,970)	19,679	10,470

Net income (loss)	$9,432	$(3,067)	$30,239	$15,593

Earnings (loss) per common share:

Basic earnings (loss) per common share	$0.28	$(0.09)	$0.89	$0.46

Diluted earnings (loss) per common share	$0.27	$(0.09)	$0.86	$0.45

Shares used in computing earnings (loss) per common share:
Basic	34,125,829	33,836,099	34,067,983	33,629,884

Diluted	35,127,398	33,836,099	35,122,530	34,767,945

(a) Includes stock-based compensation expense of $3.7 million and $3.5 million for the three months ended January 24, 2015 and January 25, 2014, respectively, and $7.6 million and $7.0 million for the six months ended January 24, 2015 and January 25, 2014, respectively.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited

The below table presents the reconciliation of GAAP contract revenues to Non-GAAP contract revenues and the percentages of growth of GAAP and Non-GAAP contract revenues.

	Contract Revenues - GAAP	Revenues from businesses acquired (a)	Contract Revenues - Non-GAAP	% Growth - GAAP	% Growth - Non-GAAP
Three Months Ended January 24,2015	$441,081	$(9,534)	$431,547	12.9%	10.5%

Three Months Ended January 25, 2014	$390,518	$—	$390,518

Six Months Ended January 24, 2015	$951,470	$(19,641)	$931,829	5.3%	3.2%

Six Months Ended January 25, 2014	$903,238	$—	$903,238

(a) Amounts for the three and six months ended January 24, 2015 represent revenues from businesses acquired during the fourth quarter of fiscal 2014 and the first quarter of fiscal 2015.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION (CONTINUED) Unaudited

The below table presents the Non-GAAP financial measure of Adjusted EBITDA for the three and six months ended January 24, 2015 and January 25, 2014 and a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure.

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	January 24, 2015	January 25, 2014	January 24, 2015	January 25, 2014
	(Dollars in thousands)
Reconciliation of net income (loss) to Adjusted EBITDA - Non-GAAP:
Net income (loss)	$9,432	$(3,067)	$30,239	$15,593
Interest expense, net	6,730	6,800	13,480	13,686
Provision (benefit) for income taxes	6,146	(1,970)	19,679	10,470
Depreciation and amortization expense	23,264	23,435	46,193	46,987
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	45,572	25,198	109,591	86,736
Gain on sale of fixed assets	(1,659)	(570)	(3,182)	(2,435)
Stock-based compensation expense	3,664	3,544	7,554	7,049
Adjusted EBITDA - Non-GAAP	$47,577	$28,172	$113,963	$91,350